Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Atlas Resource Partners, L.P.

Dated: July 31, 2012	R/C ENERGY IV TGP HOLDINGS, L.P.
	By:	Riverstone/Carlyle Energy Partners IV,
L.P., its general partner
	By:	R/C Energy GP IV, LLC, its general partner

	By:	/s/ Tom Walker
	Name:	Tom Walker
	Title:	Managing Director

RIVERSTONE/CARLYLE ENERGY
PARTNERS IV, L.P.
	By:	R/C Energy GP IV, LLC, its general partner

	By:	/s/ Tom Walker
	Name:	Tom Walker
	Title:	Managing Director

R/C ENERGY GP IV, LLC

	By:	/s/ Tom Walker
	Name:	Tom Walker
	Title:	Managing Director

[Joint Filing Agreement — Exhibit 99.1]